Exhibit 24M
DIRECTOR AND/OR OFFICER OF
FOREST CITY ENTERPRISES, INC.
FORM 10-K
POWER OF ATTORNEY
     The undersigned Director and/or Officer of Forest City Enterprises, Inc., an Ohio corporation (the “Corporation”), hereby constitutes and appoints Charles A. Ratner, with full power of substitution and resubstitution, as attorney of the undersigned, for him or her and in his or her name, place and stead, to sign and file under the Securities Exchange Act of 1934 an Annual Report on Form 10-K for the fiscal year ended January 31, 2010 and any and all amendments thereto, to be filed with the Securities and Exchange Commission pertaining to such filing, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done in the premises, hereby ratifying and approving the act of said attorney and any such substitute.
     EXECUTED as of February 22, 2010

Signature:	/s/ Stan Ross
	Printed Name:	Stan Ross
	Title:	Director